                                                                    EXHIBIT 10.7


                            STOCK TRANSFER AGREEMENT


         This Stock Transfer Agreement dated August 21, 1997 is entered into by Thermo Instrument Systems Inc., a Delaware corporation ("THI"), and ONIX Systems Inc., a Delaware corporation ("ONIX").

         WHEREAS, THI owns (a) 100% of the issued and outstanding shares of the capital stock of each of the following subsidiaries ("Subsidiaries") (i) Thermo Instrument Controls Inc., a Delaware corporation, (ii) Thermo Instrument Controls Limited, a United Kingdom corporation, (iii) TN Technologies Inc., a Texas corporation, (iv) VG Gas Analysis Limited, a United Kingdom corporation,
(v) Westronics Inc., a Texas corporation, (vi) Flow Automation (UK) Limited, a United Kingdom corporation, (vii) Houston Atlas Inc., a Texas corporation and
(viii) TN Spectrace Europe B.V., a Netherlands corporation, and (b) 1% of the issued and outstanding shares of the capital stock of Thermo Instrument Controls de Mexico S.A. de C.V., a Mexican corporation (collectively, the "Shares"); and

         WHEREAS, THI wishes to transfer to ONIX all of the Shares, upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THI and ONIX hereby agree as follows:

         1. DELIVERY OF OUTSTANDING SHARES. THI hereby assigns, transfers, conveys and delivers to ONIX all of its right, title and interest in and to the Shares, free and clear of all liens, encumbrances, charges, equities or restrictions, subject to the terms and conditions in this Agreement.

         2. CONSIDERATION. In consideration for the Shares, and subject to the terms and conditions contained in this Agreement, ONIX shall issue to THI 16,000,000 shares of ONIX's common stock, $.01 par value per share (the "Common Stock")

         3. TRANSFER DOCUMENTS. In addition to the taking of such other action as may be provided in this Agreement, (i) THI shall deliver certificates for the Shares to ONIX, duly endorsed by THI or accompanied by duly executed stock powers, and (ii) ONIX shall deliver a certificate or certificates for 16,000,000 shares of Common Stock to THI .

         4. REPRESENTATIONS AND WARRANTIES OF THI. THI represents and warrants to ONIX that, as of the Closing Date:

              (a) ORGANIZATION AND QUALIFICATION. THI is a corporation validly existing and in good standing under the laws of the State of Delaware.

              (b) AUTHORITY. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby to be performed by THI, have been duly and validly authorized by all necessary corporate action on the part of THI. This Agreement constitutes the valid and binding obligation of THI enforceable against THI in accordance with the terms hereof.

              (c) OWNERSHIP OF SHARES; AUTHORITY TO TRANSFER. The Shares are not encumbered and are freely transferable by THI. THI holds good and marketable title to the Shares to be transferred to ONIX hereunder and no third party is entitled to claim any right thereto or make any claim thereon. The transfer of the Shares to ONIX pursuant to this Agreement will vest in ONIX title to the Shares, free and clear of all liens, claims, equities, options, calls, voting trusts, agreements, commitments and encumbrances whatsoever.

              (d) NO CONFLICT. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will, to the best of THI's knowledge, (i) violate any current provisions of law, administrative regulation, or court decree applicable to any of the Subsidiaries' businesses or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a default under any agreement or instrument to which THI or any Subsidiary is a party or by which they are bound.

         5. REPRESENTATIONS AND WARRANTIES OF ONIX. ONIX represents and warrants to THI that:

              (a) ORGANIZATION AND QUALIFICATION. ONIX is a corporation validly existing and in good standing under the laws of the State of Delaware.

              (b) AUTHORITY. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby to be performed by ONIX, have been duly and validly authorized by all necessary corporate action on the part of ONIX. This Agreement constitutes the valid and binding obligation of ONIX enforceable against ONIX in accordance with the terms hereof.

         6. FURTHER ASSURANCES. From time to time and at any time after the Closing, and without further expense to the requesting party, each party will execute and furnish to the requesting party all documents and will do or cause to be done all other things that the requesting party may reasonably request in order to give full effect to this Agreement and to effectuate the intent of the parties.

         7. CONFIDENTIALITY OF INFORMATION. THI agrees that (a) it possesses confidential and proprietary information about the Subsidiaries, including, but not limited to, their business plans, strategies, customer lists, and financial and statistical information and (b) they will not disclose, directly or indirectly, such information or use it for any purpose other than for ONIX's benefit.

         8. SUCCESSORS AND ASSIGNS. Each and every provision hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         9. ENTIRE AGREEMENT. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         10. CAPTIONS. Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         11. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on the parties hereto notwithstanding that such parties have not signed the same counterpart.

         12. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         13. CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any party hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on August 21, 1997.




THERMO INSTRUMENT SYSTEMS INC.                  ONIX SYSTEMS INC.



By: /s/ Earl R. Lewis                           By: /s/ William J. Zolner
    -------------------------                       ---------------------
    Earl R. Lewis                                   William J. Zolner